Exhibit 2

Bogotá D.C., March 13, 2006

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of Ps.537,373,000,000 aggregate principal amount of the Republic’s 12.000% Global TES Bonds due 2015 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated March 6, 2006 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Security dated March 13, 2006 in the principal amount of Ps.537,373,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated March 13, 2006 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) External Resolution No. 8 dated November 19, 2004 of the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 3 to Amendment No. 4 to the Republic’s 2003 Annual Report on Form 18-K and incorporated herein by reference); and

(vi) the following additional act of the Republic under which the issuance of the Securities has been authorized:

(a) Resolution No. 400 of February 24, 2006 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto); and

(b) Resolution No. 426 of February 28, 2006 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 5 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2004 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General

Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Diana Alejandra Porras Luna
Diana Alejandra Porras Luna
Head of the Legal Affairs Group of the
General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 400 OF FEBRUARY 24, 2006

“Whereby the Nation is authorized to execute a public external debt management transaction in the international capital

markets and other provisions are taken.”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specifically those conferred

Articles 5 and 26 of Decree 2681 of 1993, and

WHEREAS:

Article 5 of Decree 2681 of 1993 sets forth that operations to manage public debt are all those ones that do not increase the net indebtedness of the state entity and make improve the debt profile thereof; therefore, these operations do not constitute a new financing and do not affect the indebtedness quota;

The Nation, duly authorized by Resolution No. 283 of February 11, 2006, issued public external debt certificates denominated in COP and payable in US Dollars (Global TES) due 2015;

The Nation has foreseen to carry out the purchase of public external debt certificates currently under Euroclear, DTC and Clearstream custody, with the following characteristics:

Bond	Currency	Due date	Coupon	Current amount
Global 2006	USD	13-Jun-2006	10.50%	$463,888,000
Global 2007	USD	15-Feb-2007	7.63%	$478,828,000
Global 2008	USD	1-Apr-2008	8.63%	$500,000,000
Global 2009	USD	23-Apr-2009	9.75%	$998,747,000
Global 2010	USD	9-Jul-2010	10.50%	$426,368,000
Global 2011	USD	9-Apr-2011	9.75%	$362,992,544
EUR 2008	EUR	31-Jan-2008	11.38%	€478,333,000
EUR 2011	EUR	31-May-2011	11.50%	€362,435,000

Article 26 of Decree 2681 of 1993 sets forth that the execution of external debt management transactions of the Nation shall require the authorization issued by means of a Resolution of the Ministry of Finance and Public Credit which is to be given provided that the financial convenience and justification of the transaction and its effects on the debt profile are demonstrated;

Article 28 of Decree 2681 of 1993 sets forth that the public external debt transactions are those one whereby the state entity assumes a credit obligation the proceeds of which are allocated to pay in advance other existing obligation. With the making of these operations the net indebtedness shall not rise and terms, interest or other conditions of the debt portfolio must be improved;

The Nation – Ministry of Finance and Public Credit is planning to carry out a debt management transaction for an amount up to US $ 1.38 billion, consisting on the purchase of public external debt certificates from the offer to purchase being referred to in the third recital above with proceeds from the General Budget of the Nation for an amount up to US $ 380 million and the substitution of public external debt certificates from the above-mentioned purchase offer by external debt certificates, contingent to the reopening of the bond denominated in COP and payable in US Dollars (Global TES) due in 2015 and to the placement of a new bond denominated in COP and payable in US Dollars (Global TES) due in 2021, for a total amount up to US $ 1 billion, on a simultaneous manner.

Pursuant to provisions of Articles 5, 26 and 28 of Decree 2681 of 1003, the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit produced a technical document in which it is demonstrated the non increase of the net indebtedness of the Nation, the financial convenience and justification of the transaction and the beneficial effect thereof on the debt profile, as made evident in Memorandum 5.2.0.1-3-2006-003361 of February 23, 2006, issued by the Deputy Directorate of Risk;

The transaction being dealt with in the aforementioned recital does not affect the indebtedness quota provided for in the Law of Indebtedness, nor the amounts of the authorizations because the operation does not imply the raising of new proceeds from external financing;

RESOLVES:

ARTICLE ONE.- To authorize the Nation – Ministry of Finance and Public Credit to carry out a public external management operation, for a total amount of US $ 1.38 billion, consisting on the purchase of public external debt certificates from the offer to purchase being dealt with in the third recital above, with proceeds from the General Budget of the Nation for an amount up to US $ 380 million and the substitution of public external debt from the above-mentioned purchase offer, contingent on the reopening of the bond denominated in COP and payable in US Dollars (Global TES) due in 2015 and the placement of a new bond denominated in COP and payable in US Dollars (Global TES) due in 2021, for a total amount of US $ 1 billion, in a simultaneous manner.

FIRST PARAGRAPH.- The transactions being dealt with in this article do not affect the indebtedness quota provided for by law of indebtedness nor the amounts of the authorizations because the transaction does not imply the rising of new proceeds from external financing;

ARTICLE TWO.- Public external debt certificates that are the subject matter of the reopening (Global TES) due in 2015 and of a new placement (Global TES) due in 2021 being dealt with in previous Article, will have the following characteristics, terms and conditions:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Fixed- or variable rates according to market conditions on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Denomination:	Denominated in COP and payable in US Dollars

Other charges and fees:	Based on customary market-based expenses for this type of operation.

ARTICLE THREE.- The other terms, conditions and characteristics of this management transaction being authorized hereby will be determined by the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out all the transactions connected to the public credit transaction described in Article 1 and 2 of this Resolution.

ARTICLE	FIVE.- Relevant provisions of Article 7 of Law 488 of 1998 will be applied.

ARTICLE SIX.- The Nation - Ministry of Finance and Public Credit must comply with the other relevant regulations, in particular those related to External Resolution No. 8 of Y2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN- This resolution is valid from the date of its publication in the Official Gazette, requirement which is deemed fulfilled with the order given by the Director General of Public Credit and the National Treasury, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given Bogotá, D. C., as of February 24, 2006

(Signed and sealed)

ALBERTO CARRASQUILLA BARRERA

MINISTRY OF FINANCE AND PUBLIC CREDIT

EXHIBIT B

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 426 OF FEBRUARY 28, 2006

“Whereby Resolution No. 420 of February 24, 2006, is made clear.”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred Articles

5 and 26 of Decree 2681 of 1993, and

WHEREAS:

By means of Resolution No. 400 of 2006, the Ministry of Finance and Public Credit authorized the Nation to carry out a public external debt management transaction in the international capital markets and other provisions were taken;

The third recital of Resolution No. 400 of 2006 sets forth that the Nation is planning to carry out an offer to purchase public external debt certificates, currently under Euroclear, DTC and Clearstream custody, with the following characteristics:

Bond	Currency	Due date	Coupon	Current amount
Global 2006	USD	13-Jun-2006	10.50%	$463,888,000
Global 2007	USD	15-Feb-2007	7.63%	$478,828,000
Global 2008	USD	1-Apr-2008	8.63%	$500,000,000
Global 2009	USD	23-Apr-2009	9.75%	$998,747,000
Global 2010	USD	9-Jul-2010	10.50%	$426,368,000
Global 2011	USD	9-Apr-2011	9.75%	$362,992,544
EUR 2008	EUR	31-Jan-2008	11.38%	€478,333,000
EUR 2011	EUR	31-May-2011	11.50%	€362,435,000

The information regarding the amounts and coupons of some of the bonds mentioned in the above recital do not correspond to the characteristics of the public external debt certificates that make part of the offer to purchase;

RESOLVES:

ARTICLE ONE.- Therefore, it is necessary to make clear the amounts and coupons of the public external debt certificates being referred to in the third recital of Resolution No. 400 of 2006, as follows:

Bond	Currency	Due date	Coupon	Current amount
Global 2006	USD	13-Jun-2006	10.50%	$463,888,000
Global 2007	USD	15-Feb-2007	7.625%	$541,828,000
Global 2008	USD	1-Apr-2008	8.625%	$500,000,000
Global 2009	USD	23-Apr-2009	9.75%	$998,756,000
Global 2010	USD	9-Jul-2010	10.50%	$426,368,000
Global 2011	USD	9-Apr-2011	9.75%	$340,021,868
EUR 2008	EUR	31-Jan-2008	11.375%	€478,333,000
EUR 2011	EUR	31-May-2011	11.50%	€362,435,000

ARTICLE TWO.- The other terms and conditions of Resolution No. 400 of February 24, 2006 will be in force in their entirety.

ARTICLE THREE.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit and the National Treasury, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given Bogotá, D. C., as of as of February 28, 2006

ALBERTO CARRASQUILLA BARRERA

MINISTRY OF FINANCE AND PUBLIC CREDIT